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                                                                EXHIBIT 4.B

                     AMENDMENT TO SHARE PURCHASE AGREEMENT

        THIS AMENDMENT TO SHARE PURCHASE AGREEMENT (this "Amendment"), dated as of January 8, 1998 is entered into by and between North American Vaccine, Inc., a Canadian corporation, ("NAVA") and BioChem Pharma Inc., (successor to IAF BioChem International Inc.) a corporation organized under the laws of Canada ("BioChem").

                                    RECITALS

        WHEREAS, NAVA and BioChem entered into a Share Purchase Agreement on January 17, 1990 (the "Share Purchase Agreement "); and

        WHEREAS, pursuant to Section 8.1 of the Share Purchase Agreement, NAVA granted to BioChem certain registration rights with respect to common shares, no par value, of NAVA ("Common Shares"), which registration rights were set forth in Schedule 4 to the Share Purchase Agreement; and

        WHEREAS, the parties entered into that certain Amendment to Share Purchase Agreement (the "First Amendment") dated June 20, 1994, whereby
Schedule 4 to the Share Purchase Agreement was amended to, among other things, amend the demand registration right held by BioChem for its NAVA Common Shares; and

        WHEREAS, BioChem's one remaining demand registration right is scheduled to expire on January 17, 1998; and

        WHEREAS, the parties desire to extend the term of BioChem's one remaining demand registration right for its NAVA Common Shares for an additional three(3) years; and

        WHEREAS, the parties desire to set forth their agreements and understanding with respect to these matters.

        NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

I.  MODIFICATION AND AMENDMENT

        1.1 Section 1.2(a)(vi) of Schedule 4 to the Share Purchase Agreement shall be and hereby is revised in its entirety to read as follows:

               "(vi) after January 17, 2001."

II. MISCELLANEOUS

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        2.1 Except as set forth in this Amendment, all provisions of the Share
Purchase Agreement, as amended by the First Amendment, shall remain in full force and effect without modification or amendment. Unless otherwise defined in this Amendment, all capitalized terms used herein shall be as defined in the Share Purchase Agreement, as amended.

        2.2 This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        2.3 This Amendment shall be deemed to have been made in the Province of Quebec and shall be interpreted in accordance with and governed by the laws of Quebec and the laws of Canada applicable therein. The parties hereto have requested that this Amendment and all agreements and documents related thereto be drafted in the English language. Les parties aux presentes ont exige que la presente convention et tout document accessoire soient redige en anglais seulement.

        2.4 If any provision of this Amendment is held contrary to any federal, provincial, state or local law, the invalidity of such provision shall not affect any other provision of this Amendment, and the remaining provisions hereof shall continue in full force and effect and unmodified thereby. Any restriction or obligation contained herein which cannot be enforced to its full extent shall be enforced to the maximum extent permitted by law.

        IN WITNESS WHEREOF, the parties have caused this Amendment to Share Purchase Agreement to be executed by their duly authorized officers as of the day and year first above written.


                                 NORTH AMERICAN VACCINE, INC.

                                 By:    /s/Daniel J. Abdun-Nabi
                                        -----------------------

                                 Name:  Daniel J. Abdun-Nabi
                                        --------------------

                                 Title: Sr. Vice President-Legal Affairs
                                        --------------------------------

                                 BIOCHEM PHARMA INC.

                                 By:    /s/ Francois Legault
                                        --------------------

                                 Name:  Francois Legault
                                        ----------------

                                 Title: Ex. V.P. Investments and Subsidiaries
                                        -------------------------------------

                                        /s/ Charles A. Tessier
                                        Charles A. Tessier
                                        V.P. Legal & Sec.